Exhibit 99.1


                       Buffalo Wild Wings, Inc. Announces
                           Third Quarter 2006 Results


    -- Same-store sales increased 11.8% at company-owned and 6.4% at franchised restaurants

    --  Earnings per diluted share increased 82% to $0.40


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 24, 2006--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the third quarter ended September 24, 2006. Highlights for the third quarter versus the same period a year ago were:

    --  Total revenue increased 32.1% to $68.3 million

    --  Company-owned restaurant sales grew 32.5% to $60.8 million

    -- Same-store sales increased 11.8% at company-owned restaurants and 6.4% at franchised restaurants

    --  Earnings per diluted share increased 82% to $0.40 from $0.22

    Sally Smith, President and Chief Executive Officer, remarked, "Our top-line performance drove earnings per diluted share of $0.40, an impressive increase over prior year. We are extremely pleased with our strong sales, proving that our new advertising tag line YOU HAVE TO BE HERE(TM) is on the mark. Company-owned restaurants had 11.8% same-store sales and 12.8% average weekly sales volume increases, signs of our growing brand strength. Franchised locations also continued strong same-store sales at 6.4% for the quarter, with average unit volumes on pace to exceed $2.3 million for the year."

    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 32.1% to $68.3 million in the third quarter compared to $51.7 million in the third quarter of 2005. Company-owned restaurant sales for the quarter grew 32.5% to $60.8 million driven by a company-owned same-store sales increase of 11.8% and 18 more company-owned locations in operation at the end of the third quarter 2006 relative to the same period in 2005. Franchise royalties and fees increased 29.2% to $7.5 million versus $5.8 million in the prior year, due to a franchised same-store sales increase of 6.4% and 44 more franchised restaurants at the end of the period versus a year ago.

    Average weekly sales for company-owned restaurants were $35,380 for the third quarter of 2006 compared to $31,361 for the same quarter last year, a 12.8% increase. Franchised restaurants averaged $42,964 for the period versus $40,149 in the third quarter a year ago, a 7.0% increase.

    For the third quarter of 2006, earnings per diluted share were $0.40. For the third quarter of 2005, earnings per diluted share were $0.22, which included an impairment charge of $622,000 or $0.04 per share.

    Future Earnings Guidance

    Ms. Smith continued, "Buffalo Wild Wings is a growing and dynamic company, with myriad variables such as same-store sales, wing prices, self-insurance costs, and tax rates, making accurate guidance on a quarterly basis challenging. Compounding this challenge is a low share count, which rounds a penny of earnings on $44,000 of net income - less than one-tenth of one percent of this quarter's revenue. As a result, we will provide annual performance goals consistent with our internal measures of success, but will not provide quarterly ranges for earnings per diluted share. However, during our conference calls, we will share factors that we believe are relevant to our current business trends."

    Ms. Smith concluded, "Our annual goals for the next three years are to expand our unit base by over 15%, grow revenues by over 20%, and leverage this growth to increase our bottom line by over 25%. We have delivered increased value to our shareholders in previous years, and we plan to continue increasing value as we build the Buffalo Wild Wings system nationwide."

    Buffalo Wild Wings will be hosting a conference call today, October 24, 2006 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.

    A replay of the call will be available until October 31, 2006. To access this replay, please dial (719) 457-0820, password 7481806.

    Included in this release is information regarding restaurant unit counts, same-store sales, and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently 415 Buffalo Wild Wings locations across 37 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our projected growth rate and future financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of wings, the success of our marketing initiatives, our ability to control other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.



              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
    (Dollar amounts in thousands except share and per share data)
                             (unaudited)


                   Three months ended           Nine months ended
               --------------------------- ---------------------------
               September 25, September 24, September 25, September 24,
                   2005          2006          2005          2006
               ------------- ------------- ------------- -------------
Revenue:
 Restaurant
  sales             $45,892        60,800       133,535       172,928
 Franchise
  royalties and
  fees                5,840         7,548        17,213        21,941
               ------------- ------------- ------------- -------------
     Total
      revenue        51,732        68,348       150,748       194,869
               ------------- ------------- ------------- -------------

Costs and
 expenses:
 Restaurant
  operating
  costs:
  Cost of sales      14,096        18,557        42,618        53,590
  Labor              13,743        18,265        39,936        51,422
  Operating           7,529        10,291        21,052        28,970
  Occupancy           3,616         4,450        10,167        12,808
 Depreciation         2,998         3,649         8,505        10,412
 General and
  adminis-
  trative (1)         5,383         7,600        16,643        22,119
 Preopening             818           755         1,731         2,276
 Loss on
  equipment
  disposal and
  impairment            849           102           871           356
               ------------- ------------- ------------- -------------
   Total costs
    and
    expenses         49,032        63,669       141,523       181,953
               ------------- ------------- ------------- -------------
Income from
 operations           2,700         4,679         9,225        12,916
Interest income         349           556           958         1,526
               ------------- ------------- ------------- -------------
Earnings before
 income taxes         3,049         5,235        10,183        14,442
Income tax
 expense              1,174         1,709         3,921         4,968
               ------------- ------------- ------------- -------------

Net earnings         $1,875         3,526         6,262         9,474
               ============= ============= ============= =============
Earnings per
 common share -
 basic                $0.22          0.41          0.74          1.11
Earnings per
 common share -
 diluted               0.22          0.40          0.72          1.08
Weighted
 average shares
 outstanding -
 basic            8,472,529     8,597,918     8,429,352     8,561,767
Weighted
 average shares
 outstanding -
 diluted          8,678,108     8,762,079     8,673,544     8,751,838

---------------
(1) Contains stock-based compensation of $193, $669, $1,047, and
 $2,208, respectively


    The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:



                   Three months ended           Nine months ended
               --------------------------- ---------------------------
               September 25, September 24, September 25, September 24,
                   2005          2006          2005          2006
               ------------- ------------- ------------- -------------
Revenue:
 Restaurant
  sales                88.7%         89.0%         88.6%         88.7%
 Franchising
  royalties and
  fees                 11.3          11.0          11.4          11.3
               ------------- ------------- ------------- -------------
    Total
     revenue          100.0         100.0         100.0         100.0
               ------------- ------------- ------------- -------------

Costs and
 expenses:
 Restaurant
  operating
  costs:
  Cost of sales        30.7          30.5          31.9          31.0
  Labor                29.9          30.0          29.9          29.7
  Operating            16.4          16.9          15.8          16.8
  Occupancy             7.9           7.3           7.6           7.4
 Depreciation           5.8           5.3           5.6           5.3
 General and
  adminis-
  trative              10.4          11.1          11.0          11.4
 Preopening             1.6           1.1           1.1           1.2
 Loss on
  equipment
  disposal and
  impairment            1.6           0.1           0.6           0.2
               ------------- ------------- ------------- -------------
    Total costs
     and
     expenses          94.8          93.2          93.9          93.4
               ------------- ------------- ------------- -------------
Income from
 operations             5.2           6.8           6.1           6.6
Interest income         0.7           0.8           0.6           0.8
               ------------- ------------- ------------- -------------
Earnings before
 income taxes           5.9           7.7           6.8           7.4
Income tax
 expense                2.3           2.5           2.6           2.5
               ------------- ------------- ------------- -------------
Net earnings            3.6           5.2           4.2           4.9
               ============= ============= ============= =============




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                    (Dollar amounts in thousands)
                             (unaudited)


                                            December 25, September 24,
                                                2005         2006
                                            ------------ -------------
                  Assets
Current assets:
    Cash and cash equivalents                    $3,986         3,457
    Marketable securities                        48,418        53,133
    Accounts receivable--franchisees, net
     of allowance of $25 and $65                    731           871
    Accounts receivable--other                    3,700         5,187
    Inventory                                     1,502         1,644
    Prepaid expenses                              1,972         1,736
    Deferred income taxes                           770         1,871
                                            ------------ -------------
         Total current assets                    61,079        67,899

Property and equipment, net                      68,693        77,624
Restricted cash                                   2,115         4,328
Other assets                                        867           892
Goodwill                                            369           369
                                            ------------ -------------
         Total assets                          $133,123       151,112
                                            ============ =============

   Liabilities and Stockholders' Equity
Current liabilities:
    Unearned franchise fees                      $2,194         2,348
    Accounts payable                              6,628         8,953
    Accrued income tax payable                      102           351
    Accrued compensation and benefits             6,775         8,061
    Accrued expenses                              3,900         4,114
    Current portion of deferred lease
     credits                                        604           722
                                            ------------ -------------
         Total current liabilities               20,203        24,549

Long-term liabilities:
    Marketing fund payables                       2,115         4,328
    Deferred income taxes                         4,755         3,471
    Deferred lease credits, net of current
     portion                                      9,202         9,439
                                            ------------ -------------
         Total liabilities                       36,275        41,787
                                            ------------ -------------

Commitments and contingencies
Stockholders' equity:
    Undesignated stock, 5,600,000 shares
     authorized                                      --            --
    Common stock, no par value. Authorized
     15,600,000 shares; issued and
     outstanding 8,616,222 and 8,776,187,
     respectively                                74,503        74,938
    Deferred compensation                       (2,568 )           --
    Retained earnings                            24,913        34,387
                                            ------------ -------------
         Total stockholders' equity              96,848       109,325
                                            ------------ -------------
         Total liabilities and
          stockholders' equity                 $133,123       151,112
                                            ============ =============




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Dollar amounts in thousands)
                             (unaudited)


                                                Nine months ended
                                           ---------------------------
                                           September 25, September 24,
                                               2005          2006
                                           ------------- -------------
  Cash flows from operating activities:
  Net earnings                                   $6,262         9,474
  Adjustments to reconcile net earnings to
   cash provided by operations:
    Depreciation                                  8,505        10,412
    Amortization                                    (62)          (88)
    Loss on equipment disposal and
     impairment                                     871           356
    Deferred lease credits                          554           185
    Deferred income taxes                        (1,749)       (2,385)
    Stock-based compensation                      1,047         2,208
    Excess tax benefit from the exercise
     of stock options                                --          (185)
    Change in operating assets and
     liabilities:
         Purchase of marketable securities           --        (1,144)
         Accounts receivable                     (1,158)       (1,457)
         Inventory                                  (77)         (142)
         Prepaid expenses                          (285)          236
         Other assets                                36           (25)
         Unearned franchise fees                   (305)          154
         Accounts payable                           144          (404)
         Income taxes                             2,746           434
         Accrued expenses                          (626)        2,078
                                           ------------- -------------
             Net cash provided by
              operating activities               15,903        19,707
                                           ------------- -------------

  Cash flows from investing activities:
  Acquisition of property and equipment         (15,180)      (16,970)
  Purchase of marketable securities             (65,590)      (76,752)
  Proceeds of marketable securities              55,847        73,269
                                           ------------- -------------
             Net cash used in investing
              activities                        (24,923)      (20,453)
                                           ------------- -------------

  Cash flows from financing activities:
  Issuance of common stock                          763           719
  Tax payments for restricted stock                (326)         (687)
  Excess tax benefit from the exercise of
   stock options                                     --           185
                                           ------------- -------------
             Net cash provided by
              financing activities                  437           217
                                           ------------- -------------
             Net decrease in cash and cash
              equivalents                        (8,583)         (529)
  Cash and cash equivalents at beginning
   of period                                     12,557         3,986
                                           ------------- -------------
  Cash and cash equivalents at end of
   period                                        $3,974         3,457
                                           ============= =============


    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

    Supplemental Information

    Restaurant Count

    Company-owned Restaurants:



              Q1          Q2          Q3           Q4
          ----------- ----------- ----------- ------------
    2006         124         129         134
    2005         106         110         116          122
    2004          88          92          97          103
    2003          73          74          77           84
    2002          56          60          63           70


    Franchised Restaurants:



              Q1          Q2          Q3           Q4
          ----------- ----------- ----------- ------------
    2006         260         270         278
    2005         212         224         234          248
    2004         168         175         189          203
    2003         131         138         142          161
    2002         108         119         123          129


    Same-Store Sales

    Company-owned Restaurants:



              Q1          Q2          Q3          Q4          Year
          ----------- ----------- ----------- ----------- ------------
    2006         7.7%        8.2%       11.8%
    2005         6.1%        2.7%        1.8%        2.5%         3.2%
    2004        11.1%       10.6%        9.9%        7.6%         9.7%
    2003       (1.4%)        2.7%        6.7%        8.5%         4.3%
    2002         5.6%        4.6%      (0.7%)      (1.8%)         1.6%


    Franchised Restaurants:



              Q1          Q2          Q3          Q4          Year
          ----------- ----------- ----------- ----------- ------------
    2006         6.7%        4.7%        6.4%
    2005         3.2%        1.8%        1.1%        2.6%         2.2%
    2004        12.0%       10.4%        5.7%        3.7%         7.6%
    2003       (0.4%)        2.3%        8.5%       10.7%         5.6%
    2002         4.2%        4.5%        0.0%      (1.8%)         1.5%


    BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

    Supplemental Information

    Average Weekly Sales Volumes

    Company-owned Restaurants:



              Q1          Q2          Q3          Q4          Year
          ----------- ----------- ----------- ----------- ------------
    2006     $35,857     $33,660     $35,380
    2005      33,195      30,531      31,361     $33,953      $32,304
    2004      32,289      30,248      30,983      33,038       31,663
    2003      28,782      27,132      28,281      31,171       28,886
    2002      29,564      26,330      25,916      28,466       27,547


    Franchised Restaurants:



              Q1          Q2          Q3          Q4          Year
          ----------- ----------- ----------- ----------- ------------
    2006     $44,342     $42,338     $42,964
    2005      41,309      39,824      40,149     $42,533      $40,999
    2004      39,678      38,072      38,727      40,926       39,402
    2003      33,920      33,393      35,289      39,014       35,491
    2002      32,956      31,623      31,619      34,023       32,574


    Average Wing Price Per Pound



              Q1          Q2          Q3          Q4          Year
          ----------- ----------- ----------- ----------- ------------
    2006       $1.24       $1.10       $1.14
    2005        1.45        1.14        1.08       $1.17        $1.20
    2004        1.49        1.46        1.35        1.30         1.39
    2003        1.01        1.02        1.00        1.21         1.06
    2002        1.11         .87         .84         .78          .89




    CONTACT: Buffalo Wild Wings, Inc.
             Investor Relations Contact:
             Mary Twinem, 952-253-0731